SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) May 28, 1999
                                  ------------




                           GENERAL MOTORS CORPORATION
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            (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
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(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                         Identification No.)




   100 Renaissance Center, Detroit, Michigan                 48265-1000
3044 West Grand Boulevard, Detroit, Michigan                 48202-3091
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  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
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ITEM 5. OTHER EVENTS

      On May 28, 1999, General Motors Corporation (GM) issued the following news release announcing the complete separation of Delphi Automotive Systems from GM. These actions have now been completed. The news release was as follows:


         GENERAL MOTORS TO COMPLETE SEPARATION OF DELPHI AUTOMOTIVE SYSTEMS

   DETROIT - General Motors Corporation (NYSE: GM) announced that it will complete the separation from GM of Delphi Automotive Systems Corporation (NYSE:
DPH) today. This morning GM distributed 0.69893 of a share of Delphi common stock as a dividend on each share of GM $1-2/3 common stock outstanding on May 25, 1999, which was the record date for the distribution.
   As a result of this spin-off of 452,565,000 shares of Delphi common stock and GM's contribution of its remaining 12,435,000 shares of Delphi common stock to a Voluntary Employee Beneficiary Association (VEBA) trust to fund benefits for GM retired hourly employees, GM will no longer own any shares of Delphi.
   "This transaction creates value for GM shareholders while allowing for an even more competitive Delphi," said GM Chairman and Chief Executive Officer
John F. Smith, Jr. "We wish Delphi and its employees great success as they begin their journey as a fully independent company."
   In August 1998, GM announced that its board of directors had determined that it would be in the best interest of GM and its stockholders to separate Delphi from GM. As a first step in this separation, Delphi completed an initial public offering of approximately 17.7 percent of its common stock in February 1999. GM's distribution and contribution to the VEBA trust today of the remaining 82.3 percent of Delphi common stock are the final steps in completing the separation.
   Based on Thursday's closing market price of Delphi stock on the New York Stock Exchange of $20-1/2, the indicated value of the spin-off dividend to GM stockholders is approximately $9.3 billion in the aggregate, or approximately $14.33 per share of GM $1-2/3 common stock. GM $1-2/3 common stockholders will receive cash instead of any fractional shares of Delphi stock that would otherwise be delivered to them in the spin-off. As previously announced, GM has received a private-letter ruling from the Internal Revenue Service to the effect that the distribution of the Delphi common stock will be tax-free to GM and its stockholders for U.S. federal income-tax purposes.
   An information statement relating to the spin-off has been mailed to holders of GM $1-2/3 common stock. This Information Statement also is available on GM's website: http://www.gm.com. Stockholders who have questions about the Delphi spin-off may also call GM's Information Agent, Morrow & Co., at (800) 566-9058.



                                   * * * * * *


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    May 28, 1999
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                                            By
                                            s/Peter R. Bible
                                            --------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)






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